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[Norfolk Southern Logo]


FOR IMMEDIATE RELEASE
December 11, 1996


                                            Media Contact: Robert Fort
                                            757 629-2714


NS OFFERS TO CR BOARD TO FORMALIZE NS PLEDGE

NORFOLK, VA -- In a letter sent today to the Board of Directors of Conrail, Norfolk Southern offered to formalize in a written agreement with Conrail, on behalf of Conrail's shareholders, Norfolk Southern's pledge made earlier this week that it will not be a party to any agreement with CSX or Conrail that delivers anything less to Conrail shareholders than a $110 all-cash, all-shares offer - with prompt payment through use of a voting trust - so long as Conrail shareholders reject the maneuvering by CSX and Conrail's management to pay shareholders less than they deserve for their shares. Norfolk Southern is awaiting a response from Conrail.

        Norfolk Southern also announced that, in order to underscore its commitment to continue the fight to deliver to Conrail shareholders $110 in cash per share, it has extended its previously announced $110 all cash, all shares tender offer through 12:00 midnight, New York, City time, on January 10, 1997. According to the depositary for the Norfolk Southern tender offer, approximately 2.4 million Conrail shares had been tendered and not withdrawn pursuant to Norfolk Southern's offer as of this morning.

                                    ###


World Wide Web Site - http://www.nscorp.com




                           [Norfolk Southern Letterhead]


                                            December 11, 1996

BY FAX

Board of Directors
Conrail Inc.
2001 Market Street
Two Commerce Square
Philadelphia, Pennsylvania  19101
Attn:  Chairman

Gentlemen:

         As you know, both in a press release and in newspaper advertisements earlier this week, Norfolk Southern issued the following pledge to Conrail shareholders:

         "Norfolk Southern will not be a party to any agreement with CSX or Conrail that delivers anything less to Conrail shareholders than a $110 all-cash, all-shares offer - with prompt payment through use of a voting trust - so long as Conrail shareholders reject the maneuvering by CSX and Conrail's management to pay you less than you deserve for your shares."

         I am writing to underscore the seriousness of Norfolk Southern's pledge. We intend that the foregoing pledge be treated as a binding commitment to the Conrail shareholders. However, should you deem it necessary or otherwise appropriate, Norfolk Southern stands ready to enter into a written agreement with Conrail, on behalf of the Conrail shareholders, confirming this pledge.

         Our attorneys are available to work with your attorneys to promptly work out the language of such an agreement. We look forward to your response.

                                            Very truly yours,

                                            /s/ David R. Goode

                                            David R. Goode